EXHIBIT 10.9


                            GROWTHEXPERTS GROUP INC.

                             2000 STOCK OPTION PLAN

                           FIRST AMENDED AND RESTATED
                            STOCK OPTION CERTIFICATE

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Full Name of Option Holder (the                 Certificate Number:
"Optionee")


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Number of Shares Covered (the "Option           Type of Option:
Shares"):
                                                -- Incentive Stock Option

                                                -- Non-Qualified Stock Option



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Date of Grant:                                  Expiration Date:


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                               Exercise Schedule

                             Date of Exercisability

                                Number of Shares

                                Price Per Share

                                   Conditions

The following conditions shall apply to any and all of the above-referenced Option shares:

     1) All Option Shares shall be subject to conditions of the First Amended and Restated Executive Employment Agreement by and between the parties hereto.

     2) If exercised, any and all Option Shares shall be restricted from resale for a period of one (1) year from the ate of the closing of the acquisition of GrowthExperts Group Inc. (the "Company") by ASPi Europe Inc. (the "Acquisition").

     3) After the first anniversary of the closing of the Acquisition and for a period of one (1) year from the first anniversary of the closing of the Acquisition and any and all exercised option shares shall be subject to a three percent (3%) per quarter- cumulative sales restriction.




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     THIS FIRST  AMENDED AND RESTATED  STOCK OPTION  CERTIFICATE  (the  "Amended
Option Certificate") is entered into as of the date set forth below between GrowthExperts Group Inc., an Alberta corporation (the "Company"), and the undersigned optionee (the "Optionee"). Unless otherwise defined herein, the terms defined in the 2000 Stock Option Plan (the "Plan") shall have the same defined meanings in this Amended Option Certificate.

     WHEREAS, subject to and conditioned upon the closing of the amalgamation of ASPi Alberta, an Alberta company, and the Company, the Company and the Optionee desire to amend and restate the understanding between them evidenced by the Option Certificate attached hereto as Exhibit A (the "Option Certificate") for common shares of the Company's stock (the "Common Stock"); and

     WHEREAS, if such amalgamation is not completed, this Amended Option Certificate will not become effective and the original Option certificate will continue to govern such grant of options to the Optionee;

     NOW, THEREFORE, in consideration of the agreements contained herein and in consideration of the benefit to the Optionee of closing the Acquisition and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Optionee enter into this Amended Option Certificate.

     1. Options not Transferable. This Option may not be transferred in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of the Plan and this Amended Option Certificate shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee. Upon any attempt to transfer, pledge, hypothecate or otherwise dispose of any Option or of any right or privilege conferred by the Plan contrary to the provisions thereof, or upon the sale, levy or attachment or similar process upon the rights and privileges conferred by the Plan, such Option shall thereupon terminate and become null and void.

     2. Investment Intent. By accepting the Option, the Optionee represents and agrees that none of the shares of Common Stock purchased upon exercise of the Option will be distributed in violation of applicable Canadian or U.S. federal and state laws and regulations. In addition, the Company may require, as a condition of exercising the Options, that the Optionee execute an undertaking, in such a form as the Company shall reasonably specify, that the Common Stock is being purchased only for investment and without any then present intention to sell or distribute such shares.

     3. Termination of Options.

          (a) All unvested Options shall expire upon any termination of Optionee's employment or contractual relationship with the Company, whether voluntary or involuntary, or upon the death or Disability of Optionee.

          (b) All vested Options shall expire at the earliest of the following:

               (1) ten (10) years from the date of the Date of Grant; provided, however, that the expiration date of any Incentive Stock Option granted to a greater-than-10% shareholder shall not be later than five (5) years from the Date of Grant;

               (2) up to and including the first anniversary of the closing of the Acquisition, six (6) months after voluntary or involuntary termination of Optionee's employment or contractual relationship with the Company other than termination as described in Paragraph 3(b)(4) below;



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               (3)  after  the  first   anniversary   of  the   closing  of  the
                    Acquisition, three (3) months after voluntary or involuntary
                    termination   of  Optionee's   employment   or   contractual
                    relationship with the Company other than termination as described in Paragraph 3(b)(4);

               (4) upon termination of Optionee's employment or contractual relationship with the Company for cause (as determined in the sole discretion of the Committee).

     4. Adjustments to Total Number of Option Shares. Unless otherwise set forth in Section 8 of the Plan, if the outstanding Shares that are subject to this Option shall at any time be changed or exchanged by declaration of a stock dividend, split-up, subdivision or combination of shares, recapitalization, merger, consolidation or other corporate reorganization in which the Company is the surviving corporation, the number and kind of shares subject to this Option and the Exercise Price shall be appropriately and equitably adjusted so as to maintain the proportionate number of shares without changing the aggregate Exercise Price. In the event of a dissolution or liquidation of the Company, or a merger, consolidation, sale of all or substantially all of its assets, or other corporate reorganization in which the Company is not the surviving corporation, or in which the Company is the surviving corporation but holders of shares of Company capital stock receive securities of another corporation, this Option and all rights shall automatically transfer to the surviving entity as of the effective date of such event.

     5. Exercise of Option. Options shall be exercisable, in full or in part, at any time after vesting, until termination; provided, however, that any Optionee who is subject to the reporting and liability provisions of Section 16 of the Securities Exchange Act of 1934 with respect to the Common Stock shall be precluded from selling or transferring any Common Stock or other security underlying an Option during the six (6) months immediately following the grant of that Option. If less than all of the shares included in the vested portion of any Option are purchased, the remainder may be purchased at any subsequent time prior to the expiration of the Option term. No portion of any Option for less than one hundred (100) shares (as adjusted pursuant to Section 4, above, and Section 8 of the Plan) may be exercised: provided, that if the vested portion of any Option is less than one hundred (100) shares, it may be exercised with respect to shares for which it is vested. Only whole shares may be issued pursuant to an Option, and to the extent that an Option covers less than one (1) share, it is unexercisable.

     Each exercise of the Option shall be by means of delivery of a notice of election to exercise (which may be in the form attached hereto as Exhibit B) to the Secretary of the Company at its principal executive office, specifying the number of shares of Common Stock to be purchased and accompanied by payment in cash by certified check or cashier's check in the amount of the full exercise price for the Common Stock to be purchased.

     6. Type of Option; Tax Consequences. Unless otherwise provided, Options granted in accordance with the Plan shall be Non-Qualified Stock Options ("NSO"). If the Amended Option Certificate provides that Options granted to
Optionee are Incentive Stock Options ("ISO"), such Options are intended to qualify as Incentive Stock Options under Section 422 of the U.S. Internal Revenue Code (the "Code"). Set forth below is a brief summary as of the date of this Agreement of some of the U.S. federal tax consequences of exercise of this Option and disposition of the Option Shares for citizens and residents of the United States. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE OPTION SHARES.

          (a) Exercise of NSO. There may be a regular U.S. federal income tax liability, at ordinary income tax rates, upon the exercise of an NSO. If Optionee is an employee, officer or consultant (each an "Employee") or a former Employee, the Company will be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.



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

          (b) Exercise of ISO. If this Option qualifies as an ISO, there will be no regular U.S. federal income tax liability upon the exercise of the Option, although the Optionee may be subject to the alternative minimum tax in the year of exercise.

          (c) Disposition of Shares. The disposition of Option Shares is generally a taxable event. The tax treatment will depend on whether the Option is an ISO or an NSO, and on the length of time for which Optionee has held the Option Shares.

     7. Notice of Disqualifying Disposition of ISO Shares. If the Option granted to- Optionee herein is an ISO, and if Optionee sells or otherwise disposes of any of the Option Shares acquired pursuant to the ISO on or before the later of
(1) the date two years after the Date of Grant, or (2) the date one year after the date of exercise, the Optionee agrees to report sales of such shares prior to the above determined date to the Company within five (5) business day after such sale is concluded. The Optionee also agrees to pay to the Company, within five (5) business days after such sale is concluded, the amount necessary for the Company to satisfy its withholding requirement required by the Code by cash or check. Nothing in this Section 7 is intended as a representation that Common Stock may be sold without registration under Canadian or U.S. state and federal securities laws or an exemption therefrom, or that such registration or exemption will be available at any specified time

     8. Subject to 2000 Stock Option Plan. The terms of the Options are subject to the provisions of the Plan, as the same may from time to time be amended, a copy of which has been delivered to the Optionee, and which is available for inspection at the principal offices of the Company.

     9. Plan Subject to Change. The Plan and the policies governing grants of Options under the Plan, including, without limitation, grant timing, vesting schedules, and eligibility standards, are subject to change at any time after the date of this Amended Option Certificate by the Board of Directors of the Company or the Committee.

     10. Professional Advice. The acceptance of the Options and the sale of Common Stock issued pursuant to the exercise of Options may have consequences under Canadian or U.S. federal, provincial and state tax and securities laws which may vary depending upon the individual circumstances of the Optionee. Accordingly, the Optionee acknowledges that he or she has been advised to consult his or her personal legal and tax advisor in connection with this Amended Option Certificate and his or her dealings with respect to Options for the Common Stock. Without limiting other matters to be considered, the Optionee, if he or she is a U.S. citizen or resident, should consider whether upon the exercise of options, the Optionee will file an election with the U.S. Internal Revenue Service pursuant to Section 83(b) of the Code.

     11. No Employment Relationship. Whether or not any Options are to be granted under the Plan shall be exclusively within the discretion of the Committee, and nothing contained in the Plan or this Amended Option Certificate shall be construed as giving any person any right to participate under the Plan. The grant of an Option shall in no way constitute any form of agreement or understanding binding on the Company or any related company, express or implied, that the Company or any related company will employ or contract with an Optionee for any length of time, nor shall it interfere in any way with the Company's, or where applicable, a related company's right to terminate Optionee's employment at any time, which right is hereby reserved.

     12. Securities Laws. Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such shares shall comply with all relevant provisions of law, including, without limitation,
Section 162(m) of the Code, any applicable Canadian securities laws, any applicable state securities laws, the U.S. Securities Act of 1933, as amended, the U.S. Exchange Act of 1934, the rules and regulations thereunder and the requirements of any stock exchange or automated interdealer quotation system of a registered national securities association upon which such shares may then be listed, and such issuance shall be further subject to the approval of counsel for the Company with respect to such compliance, including the availability of an exemption from registration for the issuance and sale of such shares. The inability of the Company to obtain from any regulatory body the authority deemed by the Company to be necessary for the lawful issuance and sale of any shares under this Plan, or the unavailability of an exemption from registration for the issuance and



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

sale of any shares under this Plan, shall relieve the Company of any liability with respect to the non-issuance or sale of such shares.

     As a condition to the exercise of an Option, the Committee may require the Optionee to represent and warrant in writing at the time of such exercise that the shares are being purchased only for investment and without any then-present intention to sell or distribute such shares. At the option of the Committee, a stop-transfer order against such shares may be placed on the stock books and records of the Company, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided stating that such transfer is not in violation of any applicable law or regulation, may be stamped on the certificates representing such shares in order to assure an exemption from registration. The Committee also may require such other documentation as may from time to time be necessary to comply with federal and state securities laws. The Company has no obligation to undertake registration of options or the shares of stock issuable upon the exercise of options.

     SECTION 12 OF THIS AMENDED OPTION CERTIFICATE DESCRIBES CERTAIN IMPORTANT CONDITIONS RELATING TO FEDERAL AND STATE SECURITIES LAWS THAT MUST BE SATISFIED BEFORE THIS OPTION CAN BE EXERCISED AND BEFORE THE COMPANY CAN ISSUE ANY OPTION SHARES TO THE OPTIONEE. THE COMPANY HAS NO OBLIGATION TO REGISTER THE OPTION SHARES. THE OPTIONEE WILL NOT BE ABLE TO EXERCISE THIS OPTION UNLESS SUCH ARE REGISTERED OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. AT THE PRESENT TIME, EXEMPTIONS FROM REGISTRATION UNDER CANADIAN AND U.S. FEDERAL AND STATE SECURITIES LAWS ARE VERY LIMITED AND MIGHT BE UNAVAILABLE TO THE OPTIONEE PRIOR TO THE EXPIRATION OF THIS OPTION. CONSEQUENTLY, THE OPTIONEES MIGHT HAVE NO OPPORTUNITY TO EXERCISE THIS OPTION AND TO RECEIVE OPTION SHARES UPON SUCH EXERCISE.

     Notwithstanding the foregoing, the Company may restrict the Optionee's right to purchase Option Shares after an initial public offering of Common Stock pursuant to the U.S. Securities Act of 1933, as amended, until a date one hundred and eighty (180) days following completion of the initial public offering.

     13. Representation about Stock Ownership. Optionee represents and warrants to the Company that Optionee does not own stock possessing more than 20% of the total combined voting power of all classes of the Company's outstanding capital stock ("20% Ownership").

     14. Entire Agreement. This Amended Option Certificate is the only agreement between the Optionee and the Company with respect to the Options, and this Amended Option Certificate and the Plan supersede all prior and contemporaneous oral and written statements and representations and contain the entire agreement between the parties with respect to the Options.

     15. Notices. Any notice required or permitted to be made or given hereunder shall be mailed or delivered personally to the addresses set forth below, or as changed from time to time by written notice to the other:

         The Company:               GrowthExperts Group Inc.
                                    435 Columbia Street, Suite 320
                                    Vancouver, BC, V3L 5N8
                                    Attention: Patrick Hanna

         The Optionee:              ----------------------
                                    ----------------------
                                    ----------------------


     Optionee acknowledges receipt of this Amended Option Certificate and a copy of the Plan. Optionee represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option



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

subject to all of the terms and provisions thereof. Optionee has reviewed the Plan, the Option Certificate and this Amended Option Certificate in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Option. Optionee further agrees to notify the Company upon any change in the residence address indicated herein.



GROWTHEXPERTS GROUP INC.

By: -----------------------------           -----------------------------
                                            Date

Its:-----------------------------


OPTIONEE


-----------------------------               -----------------------------
                                            Date


     THERE MAY NOT BE PRESENTLY AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF APPLICABLE CANADIAN OR U.S. FEDERAL AND STATE SECURITIES LAWS FOR THE ISSUANCE OF SHARES OF STOCK UPON EXERCISE OF THESE OPTIONS. ACCORDINGLY, THESE OPTIONS CANNOT BE EXERCISED UNLESS THESE OPTIONS AND THE SHARES OF STOCK TO BE ISSUED UPON EXERCISE OF THE OPTIONS ARE REGISTERED OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE.

     THE SHARES OF STOCK ISSUED PURSUANT TO THE EXERCISE OF OPTIONS WILL BE "RESTRICTED SECURITIES" AS DEFINED IN RULE 144 UNDER THE U.S. SECURITIES ACT OF 1933 AND WILL BEAR A LEGEND RESTRICTING RESALE UNLESS THEY ARE REGISTERED UNDER STATE AND FEDERAL SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS
AVAILABLE. THE COMPANY IS NOT OBLIGATED TO REGISTER THE SHARES OF STOCK OR TO MAKE AVAILABLE ANY EXEMPTION FROM REGISTRATION.

EXHIBIT A

Option Certificate

EXHIBIT B

Notice of Election to Exercise

     This Notice of Election to Exercise shall constitute proper notice pursuant to Section 6.5 of the GROWTHEXPERTS GROUP INC. 2000 Stock Option Plan (the "Plan") and Section 5 of that certain Amended and Restated Stock Option Certificate (the "Certificate") dated as of the ____ day of __________ 2001 between GROWTHEXPERTS GROUP INC. (the "Company") and the undersigned Optionee ("Optionee").

     Optionee hereby elects to exercise Optionee's option to purchase ___________ shares of the common stock of the Company at a price of $__________ per share, for aggregate consideration of $__________, on the terms and conditions set forth in the Agreement and the Plan. Such aggregate consideration, in the form specified in Section 5 of the Agreement, accompanies this notice.

     The undersigned have executed this Notice this ____ day of __________, 200_.



Submitted by:                                Accepted by:

OPTIONEE                                     GROWTHEXPERTS GROUP INC.


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Signature                                    By


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Print Name                                   Title

Address:                                     Address:

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